UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 22, 2019

KEYSIGHT TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36334	46-4254555
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1400 Fountaingrove Parkway Santa Rosa CA	95403
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (800) 829-4444

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name on each exchange on which registered
Common Stock, par value $0.01 per share	KEYS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01     Other Events.

On October 22, 2019, Keysight Technologies, Inc. (the “Company”) issued $500,000,000 aggregate principal amount of its 3.000% Notes due 2029 (the “Notes”) pursuant to its effective shelf registration statement on Form S-3 (File No. 333-216838) (the “Shelf Registration Statement”). The Notes were sold pursuant to an underwriting agreement (the “Underwriting Agreement”) with BofA Securities, Inc., Citigroup Global Markets Inc. and Wells Fargo Securities, LLC, as representatives of the several underwriters.

The Notes were issued under an indenture (the “Base Indenture”), dated as of October 15, 2014, between the Company and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by the third supplemental indenture, dated as of October 22, 2019, between the Company and the Trustee (the “Third Supplemental Indenture” and together with the Base Indenture, the “Indenture”). The Company intends to use the net proceeds from the sale of the Notes to repay its outstanding $500,000,000 3.300% senior notes due 2019, which mature on October 30, 2019.

Interest on the Notes accrues at a rate of 3.000% per annum. Interest accrues from the most recent interest payment date to or for which interest has been paid or duly provided for, payable semi-annually in arrears on April 30 and October 30 of each year, beginning April 30, 2020. The Notes will mature on October 30, 2029. The Notes are unsecured, unsubordinated obligations of the Company and rank equally in right of payment with all existing and future unsecured and unsubordinated obligations of the Company, including any indebtedness the Company may incur from time to time under its senior term loan facility and senior revolving credit facility.

The Company may redeem the Notes at its option at any time, either in whole or in part, upon at least 15 days’, but not more than 60 days’, prior notice. If it elects to redeem Notes at any time prior to July 30, 2029 (the date that is three months prior to the maturity date of the Notes), it will pay a redemption price equal to: (A) the greater of (i) 100% of the aggregate principal amount of the Notes to be redeemed on the redemption date and (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of such payments of interest accrued as of the date of redemption), discounted on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) to the redemption date using a discount rate equal to the treasury rate plus 0.250%; plus (B) accrued and unpaid interest thereon, to, but not including, the redemption date. In addition, if the Notes are redeemed on or after July 30, 2029 (the date that is three months prior to the maturity date of the Notes), the redemption price will equal 100% of the aggregate principal amount of the Notes being redeemed, plus accrued and unpaid interest thereon to, but not including, the redemption date.

Upon the occurrence of certain events related to a change of control, the Company will be required to make an offer to repurchase the Notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest to, but not including, the date of repurchase.

Subject to certain qualifications and exceptions, the Indenture limits the ability of the Company and its subsidiaries to create or permit to exist liens with respect to principal properties and to enter into sale and leaseback transactions with respect to principal properties, and limits the Company’s ability to merge or consolidate with any other entity or convey, transfer or lease the Company’s properties and assets substantially as an entirety.

The Indenture also provides for certain customary events of default (subject, in certain cases, to receipt of notice of default and/or customary grace or cure periods).

A copy of the Base Indenture was filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on October 17, 2014, has been incorporated by reference in the Shelf Registration Statement and is incorporated by reference herein and filed as Exhibit 4.1 hereto. A copy of the Third Supplemental Indenture and the form of global note for the Notes are filed as Exhibits 4.2 and 4.3 hereto, respectively, and each is incorporated by reference herein and in the Shelf Registration Statement. The foregoing description does not purport to be complete and is qualified in its entirety by the full text of the Base Indenture, the Third Supplemental Indenture and the form of global note for the Notes.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1

Underwriting Agreement, dated as of October 7, 2019, among Keysight Technologies, Inc. and BofA Securities, Inc., Citigroup Global Markets Inc. and Wells Fargo Securities, LLC, as representatives of the several underwriters.

4.1

Indenture, dated as of October 15, 2014, between Keysight Technologies, Inc. and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.1 to Keysight Technologies, Inc.’s Current Report on Form 8-K filed October 17, 2014).

4.2	Third Supplemental Indenture, dated as of October 22, 2019, between Keysight Technologies, Inc. and U.S. Bank National Association, as trustee.

4.3	Form of 3.000% Notes due 2029 (included in Exhibit 4.2).

5.1	Opinion of Gibson, Dunn & Crutcher LLP.

23.1	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEYSIGHT TECHNOLOGIES, INC.

By:	/s/ Jeffrey K. Li
Name:	Jeffrey K. Li
Title:	Senior Vice President, General Counsel and Secretary

Date: October 22, 2019